                              HECLA MINING COMPANY


                                     -AND-


                             GREAT LAKES IDAHO INC.


                                     -AND-


                           GREAT LAKES MINERALS INC.



________________________________________________________________________________


                  ACQUISITION AGREEMENT - GROUSE CREEK PROJECT

                                JANUARY 21, 1994

________________________________________________________________________________




                               HOLDEN DAY WILSON
                                   SUITE 2400
                          TORONTO DOMINION BANK TOWER
                            TORONTO-DOMINION CENTRE
                                TORONTO, ONTARIO
                                    M5K 1E7

                               TABLE OF CONTENTS


                                                                                                                                Page
                                                                                                                                ----
RECITALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE 1 - INTERPRETATION AND DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
        Definitions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
        Agreement References  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
        Sections and Headings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
        Person  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
        Currency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
        Gender, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
        Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
        Governing Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
        Schedules   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

ARTICLE 2 - PURCHASE AND SALE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
        Determination of Interest   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
        Transfer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
        Payment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
        Adjustment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
        Arbitration   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
        Deposits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
        Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

ARTICLE 3 - CLOSING DATE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

ARTICLE 4 - REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
        Joint Representation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                  Incorporation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                  Qualification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                  Due Authorization   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                  Validity of Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                  Enforceability of Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
        Representations of the Vendor   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                  Title to Assets   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                  Mining Rights   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                  Underlying Mineral Properties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                  No Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                  Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                  Books and Records   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                  Absence of Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                  Absence of Unusual Transactions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                  Condition of Assets   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                  Capital Expenditures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                  Intellectual Property Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                  Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

                  Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                  No Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                  Environmental Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                  Mining Practices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                  Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                  Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                  Leases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                  Contracts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                  Employment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                  Workers' Compensation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                  ERISA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                  Consents and Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                  Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
        Representations of Great Lakes and Purchaser  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                  Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                  Consents and Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
        Survival of Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

ARTICLE 5 - COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
        Joint Covenants   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                  Preparing for Closing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                  Press Release   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
        Vendor's Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                  Access  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                  No Other Negotiations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                  Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
        Purchaser's and Great Lakes Covenants   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                  Public Offering   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                  Financing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                  Approvals   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

ARTICLE 6 - CONDITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
        Purchaser's Conditions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                  Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                  No Proceeding   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                  No Adverse Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                  No Adverse Change   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                  Financing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                  Performance of Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                  Approvals   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                  Closing Documents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                  Purchase of Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                  Joint Venture Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
        Vendor's Conditions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                  Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                  No Proceeding   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                  No Adverse Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

                  No Adverse Change   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                  Performance of Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                  Financing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                  Approvals   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                  Prospectus  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                  Joint Venture Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                  Lluvia de Oro Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
        Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
        Notice of Unfulfilled Condition   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

ARTICLE 7 - CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
        Location  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
        Transfer Documents and Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
        Joint Venture Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
        Certificate of Representations and Warranties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
        Certificate of Performance of Covenants   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
        Opinions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
        Additional Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

ARTICLE 8 - INDEMNITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

ARTICLE 9 - OPTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
        Option to Increase Percentage Under Joint Venture Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

ARTICLE 10 - COSTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

ARTICLE 11 - GENERAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
        Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
        Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
        Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
        Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
        Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
        Time of Essence   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
        Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

                             ACQUISITION AGREEMENT

                  THIS AGREEMENT made this 21st day of January, 1994.

B E T W E E N:

                          HECLA MINING COMPANY, a corporation incorporated under the laws of Delaware,

                          (the "Vendor"),

                          -and-

                          GREAT LAKES IDAHO INC., a corporation incorporated under the laws of Idaho,

                          (the "Purchaser"),

                          -and-

                          GREAT LAKES MINERALS INC., a corporation incorporated under the laws of Ontario,

                          ("Great Lakes").



RECITALS

A. The Vendor currently owns the Purchased Assets (which term and all other terms used herein with initial capital letters, unless defined where first used, are defined in Article 1 of this Agreement);

B. The Vendor wishes to sell to the Purchaser and the Purchaser wishes to purchase from the Vendor the Purchased Assets;

C.                The Purchaser is a wholly-owned subsidiary of Great Lakes.

                  NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and agreements contained herein and of other good and valuable consideration (the receipt and sufficiency of which is hereby mutually acknowledged) the Parties hereto agree as follows:

                                   ARTICLE 1
                         INTERPRETATION AND DEFINITIONS

1.1 Definitions. In this Agreement and the schedules attached hereto, unless there is something in the subject matter or context inconsistent therewith, the following words, phrases and expressions shall have the following meanings:

                  (a) "Business Day" means any day except a Saturday, a Sunday, a legal holiday for Canadian chartered banks in Ontario, Canada or a legal holiday for banks in Idaho or New York, U.S.A.;

                  (b) "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C.
                            Section 9601 et. seq., and its implementing regulations and amendments;

                  (c) "Closing" means the completion of the transactions contemplated hereby as provided in Article 3;

                  (d) "Controlled Group" means all members of a control group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Vendor, are treated as a single employer under Section 414 of the Internal Revenue Code;

                  (e) "Closing Date" means the date and time determined in accordance with Article 3 which Closing Date shall be the effective date of the Closing unless otherwise agreed in writing by the Parties;

                  (f) "Commercial Production" means the point in time that begins after the throughput of the concentrator to be built as part of the Grouse Creek Project is sustained at 60% of rated capacity for a 30-day period or such other period agreed to by the Parties;

                  (g) "Contaminants" means any substance, waste, solid, liquid or gaseous matter, fuel, micro-organism, sound, vibration, ray, heat, odour, radiation, energy vector, plasma, organic or inorganic matter, whether animate or inanimate, container, transient reaction, or any combination of the above, which is or is deemed to be in concentrations or at exposure levels constituting a hazardous material or substance or toxic substance including, without limitation, polychlorinated biphenyl, isomer of dioxin, asbestos, urea formaldehyde, transformers, a pollutant or a contaminant or a source of pollution or contamination, a hazardous waste or hazardous chemical, under any laws, regulations, ordinances, guidelines, directives or policies or other requirement, whether local, state or federal including, without limitation, any material or substance which is in concentrations or at exposure levels designated as a "hazardous substance" pursuant to section 311 of the Clean Water Act, defined as "hazardous waste" pursuant to section 1004 of the Resource Conservation and Recovery Act, defined as a "hazardous substance", "pollutant" or "contaminant" pursuant to CERCLA, defined as "chemical substances" or "mixtures" pursuant to the Toxic Substances Control Act of 1976, or defined as "pesticides" pursuant to the Federal Insecticide, Fungicide and Rodenticide Act of 1975; any other substance which is in concentrations or at exposure levels subject to any past or present environmental law, regulation, ordinance, guideline, directive, policy or other requirement including, without limitation, the Clean Air Act; natural synthetic gas usable for fuel, any oil, flammable substance, explosives, radioactive materials, petroleum, including crude oil and any fraction thereof;

                  (h) "Deposit" means the $100,000 paid by the Purchaser to the Vendor upon acceptance by the Vendor of the offer to purchase the Purchased Assets by the Purchaser pursuant to the terms of a letter of agreement between the Vendor and Great Lakes dated October 14, 1993;

                  (i) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof;

                  (j) "Encumbrance" means any mortgage, lien, charge, pledge, security interest and encumbrance of any kind and nature whatsoever;

                  (k) "Escrowed Amount" means the amount equal to the Purchased Percentage multiplied by the estimated amount to be incurred, excluding capitalized interest, on the exploration, development and construction of the Grouse Creek Project from the Closing Date to Commercial Production;

                  (l) "Estimated Development Costs" means the estimated amount of the Pre-Closing Development Costs calculated on the Closing Date;

                  (m) "Estimated Purchase Price" means the estimated amount of the Purchase Price calculated on the Closing Date;

                  (n) "Financial Statements" means the audited financial statements of the Vendor for the three year period ending December 31, 1992 and the unaudited financial statements of the Vendor for the nine-month period ending September 30, 1993;

                  (o) "Financing" means the raising by the Purchaser through the primary distribution under the Public Offering, on terms and conditions satisfactory to the Purchaser, of an amount no less than the Purchase Price plus the Purchaser's Joint Venture Share;

                  (p) "Financing Deposit" means the $250,000 which the Purchaser must pay to the Vendor pursuant to
                            Section 5.3(b) if the Purchaser wishes to extend the date by which it is required to obtain $25,000,000 in financing;

                  (q)       "Grouse Creek Assets" means:

                            (i)       the Underlying Mineral Properties;

                            (ii) all related assets, including, without limitation:

                                      (A)       all Permits, including, without
                                                limitation, those specified in
                                                Schedule "A";

                                      (B)       all chattels, tools, equipment
                                                and machinery, fixtures,
                                                computers, computer software,
                                                furniture, vehicles located at
                                                or relating to the Grouse Creek
                                                Project;

                                      (C)       all technology, proprietary and
                                                intangible rights and
                                                intellectual property relating
                                                to the Grouse Creek Project;

                                      (D)       all property or mineral right
                                                leases relating to the Grouse
                                                Creek Assets, including,
                                                without limitation, the leases
                                                listed in Schedule "B" hereto;

                                      (E)       all contracts, agreements and
                                                commitments and other binding
                                                agreements relating to the
                                                Grouse Creek Assets;

                  (r) "Grouse Creek Project" means the gold and silver property known as the Grouse Creek Project, covering approximately 24 square miles and located approximately 27 miles west of the Town of Challis in the Yankee Fork mining district in south-central Idaho;

                  (s) "Interim Period" means the period between execution of this Agreement and the Closing Date;

                  (t) "Joint Venture Agreement" means the joint venture agreement to be entered into between the Purchaser and the Vendor governing their relationship in respect of the Grouse Creek Project, which agreement shall be substantially in the form attached hereto as Schedule "C";

                  (u)       "Maximum Purchase Price" means $9,570,500;

                  (v) "Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3) of ERISA;

                  (w) "Option Amount" means the amount equal to: (i) the amount incurred, excluding capitalized interest, on the exploration, development and construction of the Grouse Creek Project from July 1, 1993 up to Commercial Production; plus (ii) the amount of capital expenditures of the Grouse Creek Project from the date of Commercial Production to the date the Purchaser's election to increase its interest pursuant to Article 9 is effective; plus (iii) the amount of working capital on the books of the Grouse Creek Project joint venture at the date the Purchaser's election to increase its interest pursuant to Article 9 is effective. For the sake of clarity, it is intended that no cost be counted more than once in the calculation of the Option Amount;

                  (x) "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA;

                  (y) "Party" means a party to this Agreement and "Parties" means the parties to this Agreement;

                  (z) "Permits" means all permits, directions, instructions, consents, licences, registrations, orders, certificates, or approvals required by all applicable governmental and regulatory authorities whether foreign, federal, state, local or regional, in respect of the Purchased Assets, including, without limitation, those required pursuant to relevant environmental laws, those relating to the mining lands and leases, those relating to construction and those relating to the operation and eventual abandonment of the Grouse Creek Assets;

                  (aa) "Permitted Encumbrances" means the encumbrances listed in Schedule "D" hereto;

                  (ab) "Pre-Closing Development Costs" means the amount equal to the Purchased Percentage multiplied by the amount incurred by the Vendor, excluding capitalized interest on the exploration, development and construction of the Grouse Creek Project from July 1, 1993, up to and including the Closing Date;

                  (ac) "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under
                            Section 412 of the code enacted thereunder and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions;

                  (ad) "Public Offering" means the public offering of common shares in the capital of Great Lakes during the Interim Period;

                  (ae) "Purchase Price" means the amount equal to (i) the Purchased Percentage multiplied by the Sunk Costs plus (ii) a premium payment of $1,250,000, provided however that the Purchase Price shall in no event be greater than the Maximum Purchase Price;

                  (af) "Purchased Assets" means the Purchased Percentage of the Grouse Creek Assets;

                  (ag) "Purchased Percentage" means that undivided interest in the Grouse Creek Assets the Purchaser elects to purchase in accordance with Section 2.1, which shall be a minimum of 20% and a maximum of 30%;

                  (ah) "Regulatory Approvals" means the approvals, consents and authorizations identified in Schedule "E" and such other approvals, consents and authorizations as are required for the completion of the transactions contemplated hereby;

                  (ai) "Sunk Costs" means the amount incurred by the Vendor, excluding capitalized interest, on the acquisition, exploration and development of the Grouse Creek Project up to and including June 30, 1993, which is estimated to be $27,735,000;

                  (aj) "Underlying Mineral Properties" means all patented and unpatented mining claims, concessions, mining and surface leases, mineral rights and similar rights and interests relating to the Grouse Creek Project, as more particularly set out in Schedules "B" and "F" hereto;

                  (ak) "Warrants" means the non-transferable common share warrants issued to the Vendor permitting the Vendor to purchase up to 500,000 common shares in the capital of Great Lakes at an exercise price per share equal to 125% of the offering price per share pursuant to the Public Offering which warrants shall be exercisable by the Vendor at any time on or before the earlier of the day which is (i) 12 months after Commercial Production of the Grouse Creek Project; and (ii) five years following the date of issuance of such warrants. The form of Warrant shall be substantially in the form attached hereto as Schedule "K".

1.2 Agreement References. Unless the context otherwise requires, the term "this Agreement", "hereof", "herein", "hereunder" and similar expressions refer to this Agreement and the schedules hereto as a whole and not to any particular article, section or other portion hereof, and include any agreement, schedule or instrument supplementing or amending this Agreement. References herein to an article or section shall mean a reference to an entire article or section within the body of this Agreement. Reference herein to a subsection without identifying the section of which the subsection referred to is a part shall mean a reference to such subsection in the same section as is the subsection in which such reference is made.

1.3 Sections and Headings. The index to this Agreement and headings of articles, sections and subsections herein and in the schedules are inserted for convenience of reference only and shall not affect or be considered to affect the construction of the provisions hereof.

1.4 Person. The word "person" includes an individual, sole proprietorship, partnership, joint venture, unincorporated association, trust, body corporate, governmental department or agency and a natural person in his capacity as trustee, executor, administrator or other legal representative.

1.5 Currency. Unless otherwise indicated, all dollar amounts referred to in this Agreement are in United States funds.

1.6 Gender, Etc. Unless the context otherwise requires, words importing the singular shall include the plural and vice versa and words importing gender shall include the masculine, feminine and neuter genders.

1.7 Entire Agreement. This Agreement, including all Schedules, together with the agreements and other documents to be delivered pursuant hereto, and the Confidentiality Agreement between Great Lakes and the Vendor dated August 16, 1992, constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties with respect to the sale of the Purchased Assets by the Vendor to the Purchaser, including that certain letter agreement dated October 14, 1993, executed by John D. McBride on behalf of Great Lakes and Arthur Brown on behalf of the Vendor, and there are no warranties, representations, conditions or other agreements between the Parties in connection with the subject matter hereof except as specifically set forth herein and therein.

1.8 Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws from time to time in force in Idaho and the federal laws of the United Sates of America applicable therein and shall be treated in all respects as an Idaho contract.

1.9 Schedules. Attached to and forming part of this Agreement are the following Schedules:

                  Schedule "A"        -         Permits

                  Schedule "B"        -         Leases

                  Schedule "C"        -         Joint Venture Agreement

                  Schedule "D"        -         Permitted Encumbrances

                  Schedule "E"        -         Regulatory Approvals

                  Schedule "F"        -         Underlying Mineral Properties

                  Schedule "G"        -         Litigation

                  Schedule "H"        -         Salaried Employees

                  Schedule "I"        -         Lluvia de Oro Agreement

                  Schedule "J"        -         Preliminary Prospectus

                  Schedule "K"        -         Warrant


                  Reference herein to a schedule shall mean a reference to a schedule to this Agreement. References in any schedule to "the Agreement" shall mean a reference to this Agreement. References in any schedule to another schedule shall mean a reference to a schedule to this Agreement.

                                   ARTICLE 2
                               PURCHASE AND SALE

2.1 Determination of Interest. The Purchaser shall purchase a 20% undivided interest in the Grouse Creek Assets. Prior to Closing, the Purchaser shall be entitled to elect to purchase up to an additional 10% undivided interest for a total maximum 30% undivided interest in the Grouse Creek Assets by notifying the Vendor in writing of its desire to purchase more than a 20% undivided interest. The percentage from 20% to and including 30% that the Purchaser decides to purchase shall be the Purchased Percentage.
After Closing, in the event that the Purchased Percentage is less than 30%, the Purchaser shall have the right to increase its undivided interest pursuant to the terms of Article 9 hereto.

2.2 Transfer. At Closing, on and subject to the terms and conditions set out in this Agreement, the Vendor shall convey, transfer, assign and sell and the Purchaser shall acquire, accept and purchase all the right, title and interest of the Vendor in and to the Purchased Assets and the Vendor shall deliver documentation necessary to register, file or record the Purchaser's interest in the Purchased Assets, as provided in Section 7.2 hereto.

2.3 Payment. At Closing, on and subject to the terms and conditions set out in this Agreement, in consideration of the sale to the Purchaser of the Purchased Assets, the Purchaser shall:

                  (a) pay the Estimated Purchase Price, less the Deposit and less the Financing Deposit, if any, to the Vendor;

                  (b)       issue the Warrants to the Vendor;

                  (c)       pay the Estimated Development Costs to the Vendor.

2.4 Adjustment. Notwithstanding that on the Closing Date, the Purchaser shall pay to the Vendor the Estimated Purchase Price less the Deposit and the Financing Deposit, if any, and the Estimated Development Costs, within 30 days of the Closing Date, or such other reasonable time mutually agreed to by the Parties, the Parties shall determine the Purchase Price and the Pre-Closing Development Costs.

                  In the event that either the Estimated Purchase Price or Estimated Development Costs are more than the Purchase Price or Pre-Closing Development Costs, the Vendor shall forthwith pay to the Purchaser the difference, if any, between the Estimated Purchase Price and the Purchase Price and the difference, if any, between the Estimated Development Costs and the Pre- Closing Development Costs.

                  In the event that either the Estimated Purchase Price or the Estimated Development Costs are less than the Purchase Price or Pre-Closing Development Costs, the Purchaser shall forthwith pay to the Vendor the difference, if any, between the Estimated Purchase Price and the Purchase Price and the difference, if any, between the Estimated Development Costs and the Development Costs provided, however, that the Purchase Price shall in no event be greater than the Maximum Purchase Price.

2.5 Arbitration. If there is a dispute between the Vendor and the Purchaser as to the appropriate adjustment to be made pursuant to Section
2.4 hereof, then the matter shall be submitted to arbitration by a single arbitrator, if the Parties agree upon one arbitrator, or otherwise by three arbitrators, of whom one shall be appointed by each of the Vendor and the Purchaser and the third shall be chosen by the first two named before the arbitration. Unless the Vendor and the Purchaser agree otherwise, the arbitrator or arbitrators, as the case may be, shall each be an independent Chartered Accountant from a firm of at least 100 Chartered Accountants. The arbitration and the appointment of the arbitrator shall, unless expressly provided for herein, be conducted in accordance with the Arbitrations Act (Ontario). The determination of such arbitrator, arbitrators or any two of such three arbitrators, which shall be made within 30 days of the date upon which the dispute was referred to him or them, shall be binding upon the Vendor and the Purchaser and their respective successors and permitted assigns. The Vendor and the Purchaser shall co-operate in completing any arbitration as expeditiously as possible and the arbitrator or arbitrators may engage such experts to assist him or them as may appear to him or them appropriate. Each of the Vendor and Purchaser shall bear its costs and expenses incurred in connection with the arbitration and other costs and expenses incurred in connection with the arbitration shall be borne equally by the Vendor and Purchaser.

2.6 Deposits. In the event that the Purchaser fails to proceed with the purchase of the Grouse Creek Assets contemplated hereby other than as a result of a material misrepresentation of the condition of the Grouse Creek Project by the Vendor, the Vendor shall be entitled to retain the Deposit and the Financing Deposit, if any, as an estimate of liquidated damages to the Vendor which the Purchaser stipulates is not a penalty. In the event the Purchaser proceeds with the Closing, the Deposit and Financing Deposit, if any, shall be applied against the Purchaser's payment obligations specified above.

2.7 Taxes. The Purchaser shall be liable for and shall pay all land transfer taxes and sales and related taxes, duties or like charges properly payable whether under United States or Canadian federal, state, provincial, municipal or local laws upon or in connection with the sale, transfer or conveyance of the Purchased Assets excluding, for greater certainty, income taxes payable by the Vendor as a result of the foregoing. The Vendor shall do all things as are reasonably requested by the Purchaser to enable the Purchaser to comply with its obligations hereunder in a timely and efficient manner.

                                   ARTICLE 3
                                  CLOSING DATE

3.1 The Closing Date shall occur as soon as possible after the Financing has been arranged, but in no event later than March 11, 1994, unless otherwise agreed to in writing by the Parties.

                                   ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

4.1 Joint Representation. Each Party, acknowledging that the other Parties are relying thereon in entering into this Agreement and will rely thereon in concluding the transactions contemplated hereby, represents and warrants to the other Parties in respect of itself as follows:

                  (a) Incorporation - it is a corporation duly incorporated and organized, subsisting and up-to-date in all of the filings and registrations required under the laws of the jurisdiction of its incorporation and under the laws of the jurisdiction in which the Purchased Assets are situated and, in the case of the Vendor, Great Lakes and the

                  Purchaser, is in good standing under the laws of the jurisdiction of its incorporation;

                  (b) Qualification - it has the requisite corporate power and capacity to enter into this Agreement and to perform its obligations hereunder;

                  (c) Due Authorization - all requisite corporate acts and proceedings have been done and taken by it with respect to authorizing the execution and delivery of this Agreement and the performance of its obligations hereunder;

                  (d) Validity of Agreement - the execution and delivery of this Agreement and the performance of its obligations hereunder do not conflict with or cause a default under any indenture, mortgage, deed of trust, loan agreement or any other agreement or instrument to which it is a party or by which it or any of its property or assets is bound and do not conflict with nor result in any violation of the provisions of its articles, by-laws or other constating documents or any resolutions of its shareholders or directors or any laws of any province or territory of Canada or the laws of Canada applicable therein, any state of the United States of America or the federal laws applicable therein, or the laws of its jurisdiction of incorporation or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or any of its property or assets; and

                  (e) Enforceability of Agreement - this Agreement and each other agreement or instrument executed by it and delivered on the Closing Date constitutes and will constitute a legal, valid and binding obligation of such Party enforceable in accordance with their respective terms, subject with respect to enforcement to all bankruptcy, insolvency and other laws affecting creditors' rights generally and to general principles of equity.

4.2 Representations of the Vendor. The Vendor, acknowledging that the Purchaser is relying thereon in entering into this Agreement and will rely thereon in concluding the transactions contemplated hereby, represents and warrants to the Purchaser that:

                  (a) Title to Assets - The Vendor or its wholly-owned subsidiaries are the registered and beneficial owners of, and have the exclusive right to dispose of good and marketable title to all of the Purchased Assets free and clear of all Encumbrances subject to Permitted Encumbrances, such title to be registered, filed or recorded, where appropriate to evidence the Purchaser's interest in the Purchased Assets, and the Purchased Assets are not subject to any contractual rights of persons other than the Vendor, including, without limitation, any contracts or options to grant or convey any interest in the Underlying Mineral Properties or to pay any royalties with respect thereto and the Vendor has not done or omitted to do anything which has resulted or could result in an Encumbrance on, or which could permit any third party to claim an interest in, the Purchased Assets except as otherwise disclosed in this Agreement;

                  (b) Mining Rights - With respect to the Underlying Mineral Properties, all mining and mineral rights of whatsoever nature and kind, including all mining claims, both patented and unpatented, licences, leases, concessions, licenses of occupation, easements, privileges and other rights relating thereto have been property staked, tagged and recorded, as applicable, and are in good standing under all applicable legislation relating thereto. All rents and payments due to the date hereof on each such mineral right have been paid; the Vendor has been in peaceable possession since it acquired such rights and is not in default thereunder and no waiver, indulgence or postponement of the rights of the Vendor thereunder has been granted; and there exists no event of default or event, occurrence, condition or act which, with the giving of notice, the lapse of time or both, or the happening of any further event or condition, would become a default under such right. The Vendor is not in breach of any reclamation obligation currently outstanding and unsatisfied in respect of such rights;

                  (c)       Underlying Mineral Properties

                            (i) There are no matters affecting the right, title and interest of the Vendor in the Underlying Mineral Properties which, in the aggregate, would materially impair the ability to carry on business at the Grouse Creek Project substantially in the manner in which the business is currently being carried on or contemplated at the Grouse Creek Project except as is disclosed in this Agreement;

                            (ii)      The Vendor has not received any notice
                                      of:

                                      (A)       any non-compliance of the
                                                Underlying Mineral Properties
                                                or the improvements or fixtures
                                                located thereon, or the
                                                operation or maintenance
                                                thereof, with municipal,
                                                building or zoning by-laws or
                                                regulations; or

                                      (B)       any work orders relating to, or
                                                notices from any government
                                                authorities advising of any
                                                defects in, the construction or
                                                state of repair of any
                                                improvements or fixtures on
                                                such property;

                                      which notices have not been complied with and which, in the aggregate, would materially impair the ability to carry on the business upon the property substantially in the manner in which the business is currently being carried on or contemplated at the Grouse Creek Project;

                            (iii)     The unpatented mining claims were
                                      properly laid out and monumented; all
                                      required location and validation work was properly performed; location notices and certificates were properly recorded and filed with appropriate governmental agencies; all assessment work or mining claim rental fees in lieu thereof required to hold the unpatented mining claims has been performed in a manner consistent with good, engineering, metallurgical and mining practices; all affidavits of assessment work and other filings required to maintain the claims in good standing have been properly and timely recorded or filed with appropriate governmental agencies; the claims are free and clear of any and all defects, liens and encumbrances; all fees have been paid to maintain the claims;

                  (d) No Liabilities - There are no liabilities of the Vendor, the existence of which would have a material adverse effect on the Purchased Assets, for which the Purchaser may be liable on or after the completion of the transactions contemplated by this Agreement other than liabilities disclosed in this Agreement;

                  (e) Financial Statements - The Financial Statements were prepared in accordance with United States generally accepted accounting principles throughout the period indicated and present fairly the financial conditions of the Vendor and the Purchased Assets for the financial periods covered thereby and, except to the extent reflected or reserved against or noted in the Financial Statements, the Vendor does not have any material liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise which, in the aggregate, would have a material adverse effect on the Vendor and its subsidiaries;

                  (f) Books and Records - All accounts, books, ledgers and official and other records of whatsoever kind, including, without limitation, employment records, material to the Grouse Creek Assets have been fully, properly and accurately kept and completed and there are no material inaccuracies or discrepancies of any kind contained or reflected therein. All financial transactions of the Vendor relating to the Grouse Creek Assets have been properly recorded in such books and records;

                  (g) Absence of Changes - Since the date of the most recent Financial Statements, except as disclosed to Great Lakes, there has not been any change in the condition or operations of the business, assets, management or financial condition of the Grouse Creek Project other than changes in the ordinary and normal course of business none of which has been materially adverse to the Grouse Creek Project;

                  (h) Absence of Unusual Transactions - Since the date of the most recent Financial Statements, other than as disclosed in this Agreement, the Vendor has not:

                            (i) transferred, assigned, sold or otherwise disposed of any significant assets comprising a part of the Grouse Creek Assets;

                            (ii) incurred, assumed or paid any obligation or liability (fixed or contingent) other than obligations or liabilities incurred in the ordinary and normal course of business;

                            (iii) mortgaged, pledged, subjected to lien, granted a security interest in or otherwise encumbered any of its assets or property;

                            (iv) suffered any damage, destruction or loss, or waived any rights, or entered into any commitment or transaction where such loss, rights, commitment or transaction is or would be material in relation to the Grouse Creek Project except commitments or transactions in the ordinary course of business;

                            (v) authorized or agreed or otherwise become committed to any of the foregoing;

                  (i) Condition of Assets - All tangible assets used in or in connection with the Grouse Creek Project are in good condition, repair and proper working order, subject to normal wear and tear, and are fit and appropriate for use for the purpose for which they were intended;

                  (j) Capital Expenditures - Since the date of the most recent Financial Statements the Vendor has not made any capital expenditures in respect of the Grouse Creek Project except in the ordinary course of business or as disclosed to Great Lakes;

                  (k) Intellectual Property Rights - Any and all patents, trade marks, copyrights and other industrial and intellectual property rights used in whole or in part in connection with the Grouse Creek Project are owned by or validly licensed to the Vendor and are in good standing. To the best of the Vendor's knowledge, the conduct of the Grouse Creek Project does not infringe upon the patents, trade marks, trade names, service marks or copyrights, domestic or foreign, of any other person;

                  (l) Litigation - Except as described in Schedule "G", there is no judgment, decree or other outstanding order and no action, suit, litigation, arbitration, proceeding, administrative or governmental or quasi- governmental proceeding or enquiry, claim, complaint or grievance in progress pending or, to the best of the Vendor's knowledge, threatened against or relating to, in whole or in part, the Purchased Assets which could have a material adverse effect on the Purchased Assets, including, without limitation, in respect of the environment;

                  (m) Taxes - All federal, state, local and foreign tax returns and all withholding and unemployment tax returns and reports of every nature required to be filed by the Vendor with respect to the Grouse Creek Project, including but not limited to payroll deductions, have been filed or will be filed in due course and such returns have been materially complete and accurate. There are no agreements, waivers, ruling requests or other arrangements providing for an extension of time with respect to the assessment of any tax or deficiency against the Grouse Creek Project, nor are there any actions, suits, proceedings, investigations or claims now pending against the Grouse Creek Project in respect of any tax or assessment or any matters under discussion with any authority relating to any taxes or assessments asserted by any such authority. Adequate provision has been made for taxes payable for the current period for which tax returns are not yet required to be filed and all instalments for taxes in the current period have been paid in accordance with applicable legislation;

                  (n) No Options - No person other than under this Agreement has any agreement or option or any right capable of becoming an agreement or option for the purchase from the Vendor of any of the Purchased Assets;

                  (o)       Environmental Matters

                            (i) the Grouse Creek Project is and has at all times been in compliance with the terms and conditions of all Permits, and in compliance with all applicable laws, regulations, orders, ordinances, judgments, decrees, schedules, obligations, timetables and other requirements except where the failure to be in such compliance would not have a material adverse effect on the Purchaser or its interest in the Grouse Creek Project and there are no expropriation, condemnation or similar proceedings, actual or threatened, of which the Vendor has received notice against any part or parts of the Purchased Assets;

                            (ii) all Permits are in full force and effect and there are no judicial or administrative proceedings pending or threatened to revoke or change such Permits;

                            (iii) except for matters which the Vendor has abated or has contested in good faith, no notice, citation, summons, or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any authority with respect to:

                                      (A)       any alleged violation of any
                                                applicable environmental law or
                                                regulation in respect of the
                                                Purchased Assets; or

                                      (B)       any alleged failure to have any
                                                Permit required in connection
                                                with the Purchased Assets; or

                                      (C)       any alleged violation to comply
                                                with any Permits, any
                                                generation, treatment, storage,
                                                recycling, transportation or
                                                disposal of any Contaminant in
                                                connection with the Purchased
                                                Assets;

                            (iv) the Vendor has not received any request for information, notice or claim, demand or other notification that it is or may be potentially responsible with respect to any investigation or clean-up of any threatened or actual release of any Contaminant in connection with the Purchased Assets;

                            (v)       no Contaminant has been released,
                                      spilled, leaked, discharged, disposed of, pumped, poured, emitted, emptied, injected, leached, dumped or allowed to escape ("Release") at, on or under the Grouse Creek Project contrary to any applicable environmental law and no oral or written notification of the Release of a Contaminant has been filed by or on behalf of the Vendor in connection with the Purchased Assets which would subject the Purchaser to corrective or response action or any other liability under any applicable laws, including, but not limited to, environmental laws;

                            (vi) there are no environmental charges, privileges or encumbrances
                                      ("Environmental Liens") relating to the
                                      Purchased Assets and no actions have been taken or are in process or pending which could subject the Purchased Assets to such Environmental Liens;

                            (vii)     the Vendor knows of no facts or
                                      circumstances related to environmental
                                      matters relating to the Purchased Assets that could lead to any further environmental claims, liabilities or responsibilities except as disclosed to Great Lakes and except for the reclamation obligations set forth in the Permits;

                            (viii) the Vendor has kept records and made all filings required to be kept or made by it by all applicable environmental laws in respect of the Purchased Assets;

                            (ix) except for reclamation obligations set forth in the Permits, the Vendor is not aware of any such release, emission, discharge, deposit, issuance, spraying, injection, inoculation, abandonment, burial, spilling, incineration, disposal, leaking, seeping, pouring, emptying, throwing, dumping, placing or exhausting of any Contaminant which may subject the Vendor or the Purchaser to corrective or response action or any other liability under any applicable laws, including, but not limited to, environmental laws;

                            (x) to the best of the Vendor's knowledge, information and belief, the Vendor has complied with all regulations, orders, directives and notices received by it from and all requests for information made by the relevant environmental protection authorities;

                            (xi) the Vendor has not received any notice of or is otherwise aware that any site is listed, or proposed for listing, on a registry of inventory of inactive hazardous waste sites maintained by any relevant jurisdiction or on the National Priority List or on the Comprehensive Environmental Response, Compensation,
                                      Liability Information System List
                                      promulgated pursuant to CERCLA, or any
                                      comparable list maintained by any
                                      government authority;

                  (p) Mining Practices - The exploration work, processes, undertaking and other operations carried on or conducted by or on behalf of the Vendor in respect of the Grouse Creek Project have been carried on or conducted in a sound and workmanlike manner and in compliance with sound geological and geophysical exploration and mining, engineering and metallurgical practices; and all such work, process, undertaking and other operations are in compliance with all federal, state and other laws, by-laws, ordinances, permits, rules, regulations and orders or decisions rendered by any governmental or quasi-governmental ministry, department or administrative or regulatory agency including, without limitation, applicable laws relating to environmental protection except where the failure to comply would not have a material adverse effect on the Grouse Creek Project;

                  (q) Insurance - The Vendor has maintained, and is in good standing in respect of all customary classes of insurance covering the Grouse Creek Assets, which insurance is in the amount at least equal to the replacement value of the Grouse Creek Assets;

                  (r) Fees - No fees to brokers, promoters or finders shall be owed by the Purchaser to the Vendor;

                  (s) Leases - Schedule "B" sets out a full and complete list of all real property and mineral interest leases or agreements in the nature of a lease to which the Vendor is a party in respect of the Purchased Assets. The Vendor is not a party to any such lease or agreement in the nature of a lease, whether as lessor or lessee, except those leases set forth and described in Schedule "B" in which is specified the parties to each of the leases, copies of which have been given to the Purchaser. The Vendor is not in default under or in breach of any of the material covenants, conditions or agreements contained in any lease;

                  (t) Contracts - The Vendor is not in breach of any of the material covenants, conditions or agreements contained in any agreement, contract or commitment whether written or oral, of any nature or kind whatsoever in connection with the Purchased Assets;

                  (u)       Employment - In connection with the Grouse Creek
                            Project:

                            (i) the Vendor is not a party to any written or oral employment, service, union, pension, supplemental retirement, group insurance, deferred profit sharing, benefit or other similar agreement except as set forth and described in Schedule "H";

                            (ii) the names of all salaried employees employed by the Vendor in connection with the Purchased Assets, their date of hire, and titles are set out in Schedule "H";

                            (iii) all obligations of the Vendor under all contracts of employment have been fulfilled;

                            (iv) the Vendor is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, retirement plans, deferred compensation plans, health and welfare benefit plans, health, safety and occupational laws with respect to its employees and has not engaged in any unfair labour practice;

                            (v) no unfair labour practice, complaint, claim or grievance with respect to any employees at the Grouse Creek Project is pending before any labour relations board, workers' compensation board or similar government tribunal or agency;

                            (vi) there is no collective agreement in place and the Vendor is not aware of any attempts to organize or establish any labour union or employee association involving employees at the Grouse Creek Project;

                  (v) Workers' Compensation - All obligations of the Vendor under applicable workers' compensation legislation in respect of employees relating to the Purchased Assets have been fulfilled including, without limitation, the payment of all levies and assessments as required in a timely manner;

                  (w)       ERISA - In connection with the Grouse Creek Project:

                            (i) the Vendor and the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the code enacted thereunder with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the code, and have not incurred any liability to the PBGC (other than premiums due and not delinquent under Section 4007 of ERISA) or a Plan under Title IV of ERISA;

                            (ii) the Vendor and the Controlled Group have incurred any withdrawal liability with respect to any Multiemployer Plan under Title IV of ERISA, and no such liability is expected to be incurred;

                  (x) Consents and Approvals - Except as disclosed in Schedules "A" and "E", there are no consents, approvals, orders or authorizations of any person or governmental authorities in Canada, the United States or elsewhere or registrations, declarations, filings or recordings with any authorities required to be obtained by the Vendor in connection with the completion of any of the transactions contemplated by this Agreement, the execution and delivery of this Agreement, the Closing or performance of any of the terms and conditions of this Agreement;

                  (y)       Disclosure

                            (i) The Vendor has disclosed, granted access to or made available to the Purchaser for inspection and review all information, data and files relevant to the Purchased Assets, including, without limitation, the information in the Vendor's data room (the "Disclosed Data");

                            (ii) There is no material information in respect of the Purchased Assets which has not been disclosed to the Purchaser;

                           (iii) The Disclosed Data is not inaccurate or untrue in any material respect; and

                            (iv)      The representations and warranties
                                      contained in this Agreement and the
                                      information contained in the schedules
                                      and the documents listed therein or
                                      otherwise delivered by the Vendor to the Purchaser constitute full, true and plain disclosure of all material facts relating to the Grouse Creek Project and the Purchased Assets and do not omit to state any material fact.

4.3 Representations of Great Lakes and Purchaser. Great Lakes and the Purchaser, acknowledging that the Vendor is relying thereon in entering into this Agreement and will rely thereon in concluding the transactions contemplated hereby, represents and warrants to the Vendor that:

                  (a) Disclosure - The information contained in the preliminary prospectus attached hereto as Schedule "J" represents a complete and accurate description of all material facts relating to Great Lakes at the date thereof and represents full, true and plain disclosure of all material facts relating to the securities offered thereunder and does not contain any misrepresentation likely to affect the value of the market price of the securities to be distributed;

                  (b) Consents and Approvals - Except as disclosed in this Agreement or otherwise by Great Lakes and the Purchaser to the Vendor, there are no consents, approvals, orders or authorizations of any person or governmental authorities in Canada, the United States or elsewhere or registrations, declarations, filings or recordings with any authorities required to be obtained by the Great Lakes or the Purchaser in connection with the completion of any of the transactions contemplated by this Agreement, the execution and delivery of this Agreement, the Closing or performance of any of the terms and conditions of this Agreement.

4.4 Survival of Representations and Warranties. The representations and warranties contained in this Agreement and in any instruments or certificates delivered at the Closing in connection with the transactions contemplated hereby shall be true and accurate at Closing and shall survive the Closing and the purchase and sale contemplated herein.

                                   ARTICLE 5
                                   COVENANTS

5.1               Joint Covenants

                  (a) Preparing for Closing. During the Interim Period, each of the Parties shall diligently take or cause to be taken in a timely manner all proper steps, actions and proceedings to enable the Parties to complete the sale of the Purchased Assets to the Purchaser as contemplated herein and to satisfy or cause to be satisfied the conditions precedent to the obligations of the Parties hereunder to the extent that their respective actions or inactions can control or influence the satisfaction of these conditions, including, without limitation, obtaining Regulatory Approvals.

                  (b) Press Release. No Party shall make any press release or other public disclosure (including, without limitation, disclosures in a prospectus or other similar document) of the transaction contemplated hereunder or concerning the Grouse Creek Project without first having made a copy of such release or disclosure document available to the other Parties and having received the other Parties' consent to such release or disclosure, provided, however, that this provision shall not restrict a Party from making any disclosure which is required by law or regulation.

5.2               Vendor's Covenants

                  (a) Access. During the Interim Period, the Vendor shall:

                  (i) provide to the Purchaser and its directors, officers, auditors, counsel and other authorized representatives ("Representatives") access during regular business hours at the Vendor's corporate office and the Grouse Creek Project office and mine site to all records, books, contracts, agreements and other materials relating to the Purchased Assets, including, without limitation, access to the Grouse Creek Project site (including, without limitation for the purpose of an environmental audit) and to all exploration, development, environmental and operating results and information relating to the Grouse Creek Project, including, without limitation, copies of any letters provided to the Vendor's auditors by the Vendor's lawyers with respect to the Grouse Creek Project;

                  (ii) provide to the Purchaser and its Representatives copies of the most recent 10-Ks, 10-Qs, 8-Ks, proxy material, information circulars and similar material filed by the Vendor with relevant securities authorities;

                  (iii) if reasonably requested, provide copies of any written materials relating to the Grouse Creek Project to the Purchaser and its Representatives; and

                  (iv) co-operate in making its officers and personnel available to the Purchaser and its Representatives on reasonable prior notice.

                  (b) Conduct of Operations. During the Interim Period, the Vendor shall:

                  (i) use the Purchased Assets only in the usual and ordinary course of business and in conformity with all applicable laws, ordinances, regulations and rules;

                  (ii) not assign, sell, lease or otherwise transfer or dispose of any of the Purchased Assets, except sales from inventories and minor assets in the normal and ordinary course of business;

                  (iii) maintain the Purchased Assets in the same condition as they exist on the date of this Agreement, ordinary wear and tear excepted;

                  (iv) perform or cause to be performed all customary maintenance and repair to the portions of the Purchased Assets that are tangible personal property;

                  (v) maintain in full force and effect all existing policies of insurance including, without limitation,

                            (A) insurance covering the Purchased Assets (including, without limitation, fire and casualty with extended coverage);

                            (B)       liability insurance;

                            (C)       personal injury insurance;

                  (vi) use its reasonable efforts, without making any commitments on behalf of the Purchaser, to preserve the business and its present relationships with employees, suppliers, customers and others having business relationships with the Vendor;

                  (vii) not create or suffer any lien or encumbrance on any of the Purchased Assets, other than those which the Vendor is contesting in good faith;

                  (viii) consult with the Purchaser on a regular basis with respect to all decisions which might have a material adverse effect on the Vendor's ability to operate the Grouse Creek Project or the Purchased Assets; and

                  (ix) except as the Purchaser may otherwise agree, operate the Grouse Creek Project as currently operated and only in the ordinary course of business.

                  (c) No Other Negotiations. During the Interim Period, the Vendor shall not sell or negotiate, in any manner, the sale of an interest in the Grouse Creek Assets or hold any discussions in respect thereof with any other potential purchaser whether or not such discussions had commenced or are unsolicited, prior to February 10, 1994 (or March 12, 1994, if the Purchaser extends the date by which it is required to satisfy itself as to financing in accordance with Section 5.3(b)(i)).

                  (d) Financial Statements. As soon as such statements are available to the public, the Vendor shall deliver to the Purchaser its audited financial statements for the year ending December 31, 1993.

5.3               Purchaser's and Great Lakes Covenants

                  (a) Public Offering. Great Lakes shall retain Wood Gundy Inc. as its financial adviser with respect to the Public Offering and shall take such steps as are necessary to proceed with the Public Offering.

                  (b)       Financing

                  (i) The Purchaser shall have, on or before the close of business (Toronto time) on February 10, 1994, satisfied itself and provided the Vendor with evidence satisfactory to the Vendor, acting reasonably, that the Purchaser has obtained financing in an amount equal to at least $25,000,000. The Purchaser shall be entitled to extend the date by which it is required to satisfy itself and the Vendor that the Purchaser has obtained financing in an amount equal to at least $25,000,000 from February 10, 1994, to March 11, 1994 by paying the Vendor the sum of $250,000 by wire transfer funds prior to the close of business (Toronto time) on February 10, 1994, which $250,000 would be the Financing Deposit.

                  (ii) The Purchaser shall use at least 85% of the net proceeds raised by Great Lakes from the Financing towards the Purchase Price and the Pre-Closing Development Costs. In the event that 85% of the net proceeds received by Great Lakes from the Financing exceeds the amount required by the Purchaser to purchase a 20% undivided interest in the Grouse Creek Assets, the Purchaser shall amend the Purchased Percentage so as to use at least 85% of the net proceeds received by the Financing towards the Purchase Price and the Pre-Closing Development Costs, thereby increasing the Purchaser's undivided interest in the Grouse Creek Assets to be purchased hereunder to a maximum of 30%. In the event that the Purchaser elects to purchase only a 20% undivided interest in the Grouse Creek Assets, and is not otherwise required to increase its Purchased

Percentage as a result of this section, the Purchaser shall use up to 100% of the net proceeds raised by the Purchaser from the Financing to pay the Purchase Price and the Pre-Closing Development Costs.

                  (iii) On or prior to Closing, the Purchaser shall arrange for that portion of the proceeds from the Financing equal to the Escrowed Amount to be held by an escrow agent on terms and conditions satisfactory to the Purchaser and the Vendor, acting reasonably.

                  (c) Approvals. Great Lakes shall use best efforts to obtain all listing and regulatory approvals required so that the common shares of Great Lakes underlying the Warrants shall be listed for trading on The Toronto Stock Exchange.

                                   ARTICLE 6
                                   CONDITIONS

6.1 Purchaser's Conditions. The obligations of the Purchaser to complete the purchase of the Purchased Assets on the Closing Date shall be subject to the satisfaction of, or compliance with, at or before the Closing, of each of the following conditions:

                  (a) Representations and Warranties - all the representations and warranties of the Vendor set forth in this Agreement shall be true and correct as at the Closing Date as if made on and at the Closing Date, and the Vendor shall have delivered to the Purchaser a certificate of a senior officer of the Vendor to that effect dated as at the Closing Date;

                  (b) No Proceeding - no action or proceeding shall be pending or threatened by any person to enjoin, prohibit or materially restrict the Purchaser from consummating any of the transactions contemplated herein;

                  (c) No Adverse Law - no new law, statute, by-law, regulation, order, decree or other action shall have been enacted or introduced whether federal, provincial, state, municipal or otherwise, which in the reasonable opinion of the Purchaser materially impairs or may materially impair the ownership or operation of the Purchased Assets or the ability of the Purchaser to own the Purchased Assets as contemplated by this Agreement;

                  (d) No Adverse Change - no material adverse change shall have occurred to any of the Purchased Assets;

                  (e) Financing - the Purchaser shall have obtained the Financing or otherwise have obtained the funds necessary to complete the transaction contemplated hereby;

                  (f) Performance of Covenants - the Vendor shall have fully performed, observed and complied in all material respects with all of its covenants and agreements to be performed, observed or complied with by it on or before the Closing Date;

                  (g) Approvals - all Regulatory Approvals shall have been obtained upon terms and conditions satisfactory to the Purchaser;

                  (h) Closing Documents - all documentation relating to the due authorization and completion of the transactions contemplated hereby shall be satisfactory to the Purchaser and Purchaser's counsel, acting reasonably;

                  (i) Purchase of Shares - the Vendor shall have purchased $1,250,000 of common shares in the capital of Great Lakes at the offering price under the Public Offering;

                  (j) Joint Venture Agreement - the Parties shall have entered into the Joint Venture Agreement;

                  The foregoing conditions are for the exclusive benefit of the Purchaser, and the Purchaser shall be entitled to waive compliance with same in whole or in part in its sole discretion without prejudice to any of its rights under this Agreement in the event of non-performance of any other condition in while or in part. If any condition set forth in this section is not satisfied on or before the Closing Date, the Purchaser may terminate this Agreement by notice in writing to the Vendor and in such event the Purchaser shall be released from all of its obligations hereunder and unless the Purchaser can show that the condition or conditions which have not been satisfied and for which the Purchaser terminated this Agreement have not been satisfied owing to the fault of the Vendor or are reasonably capable of being performed or caused to be performed by the Vendor, then the Vendor shall also be released from all of its obligations and liabilities hereunder.

6.2 Vendor's Conditions. The obligation of the Vendor to complete the sale of the Purchased Assets to be transferred on the Closing Date shall be subject to the satisfaction of, or compliance with, at or before the Closing, of each of the following conditions:

                  (a) Representations and Warranties - all the representations and warranties of Great Lakes and the Purchaser set forth in this Agreement shall be true and correct as at the Closing Date as if made on and at the Closing Date, and each of the Purchaser and Great Lakes shall have delivered to the Vendor a certificate of a senior officer of the Purchaser and Great Lakes to that effect dated as at the Closing Date;

                  (b) No Proceeding - no action or proceeding shall be pending or threatened by any person to enjoin, prohibit or materially restrict the Vendor from consummating any of the transactions contemplated herein;

                  (c) No Adverse Law - no new law, statute, by-law, regulation, order, decree or other action shall have been enacted or introduced whether federal, provincial, state, municipal or otherwise, which in the reasonable opinion of the Vendor materially impairs or may materially impair the ownership or operation of the Purchased Assets or the ability of the Vendor to own the Purchased Assets as contemplated by this Agreement;

                  (d) No Adverse Change - no material adverse change shall have occurred to any of the Purchased Assets;

                  (e) Performance of Covenants - the Purchaser and Great Lakes shall have fully performed, observed and complied in all material respects with all of its covenants and agreements to be performed, observed or complied with by it on or before the Closing Date;

                  (f) Financing - the Purchaser shall have obtained the Financing or otherwise have obtained the funds necessary to complete the transaction contemplated hereby;

                  (g) Approvals - all Regulatory Approvals and Material Third Party Consents shall have been obtained upon terms and conditions satisfactory to the Vendor;

                  (h) Prospectus - Great Lakes shall have delivered to the Vendor a copy of the final prospectus relating to the Public Offering and shall make a representation respecting such prospectus substantially like Section 4.3(a) as at Closing;

                  (i) Joint Venture Agreement - the Parties shall have entered into the Joint Venture Agreement;

                  (j) Lluvia de Oro Agreement - Great Lakes and the Vendor shall have entered into an agreement substantially in the form attached hereto as Schedule "I" pursuant to which Great Lakes shall grant the Vendor a right of first refusal to participate as a joint venture partner or to farm into Great Lakes' Lluvia de Oro gold project in Mexico.

The foregoing conditions are for the exclusive benefit of the Vendor, and the Vendor shall be entitled to waive compliance with same in whole or in part in its sole discretion without prejudice to any of its rights under this Agreement in the event of non- performance of any other condition in while or in part.
If any condition set forth in this section is not satisfied on or before the Closing Date, the Vendor may terminate this Agreement by notice in writing to the Purchaser and in such event the Vendor shall be released from all of its obligations hereunder and unless the Purchaser can show that the condition or conditions which have not been satisfied and for which the Purchaser terminated this Agreement have not been satisfied owing to the fault of the Vendor or are reasonably capable of being performed or caused to be performed by the Vendor, then the Vendor shall also be released from all of its obligations and liabilities hereunder.

6.3 Waiver. The waiver by any Party of a condition for its exclusive benefit contained in this Agreement shall also act as a waiver of that Party's right to assert any claim in respect of the breach of any representation, warranty or covenant to which the condition pertained, provided the Party giving such representation, warranty or covenant was not in wilful breach of this Agreement with respect to such representation, warranty or covenant at or before Closing.

6.4 Notice of Unfulfilled Condition. If any Party shall determine at any time prior to the Closing Date that it intends to refuse to consummate the transactions contemplated hereunder because of an unfulfilled or unperformed condition precedent contained herein on the part of any other Party to be fulfilled or performed, such Party shall so notify the other Party forthwith upon making such determination to the end that such other Party shall have the right and opportunity to take such steps as its own expense as may be necessary for the purpose of fulfilling or performing such condition precedent within a reasonable time.

                                   ARTICLE 7
                                    CLOSING

7.1 Location. The Closing shall, unless otherwise agreed in writing, take place on the Closing Date at the offices of Holden Day Wilson, Suite 2400, P.O. Box 52, Toronto Dominion Bank Tower, Toronto-Dominion Centre, Toronto, Ontario, M5K 1E7, commencing at 10:00 a.m.

7.2               Transfer Documents and Payment.  At the Closing,

                  (a) the Vendor shall deliver to the Purchaser the memorandum of the Grouse Creek Joint Venture Agreement in a form recordable in the real property records of Custer County, Idaho, which document will be registered, recorded and filed, as required, on the Closing Date or as soon thereafter as practicable as part of the Closing process and such other documentation reasonably required to record the Purchaser's interest in the Purchased Assets;

                  (b) the Purchaser shall pay for the Purchased Assets by delivering to the Vendor a wire transfer of immediately available funds in the amount of the Estimated Purchase Price less Deposit, less Financing Deposit, if any, plus the Estimated Pre-Closing Development Costs;

                  (c) the Purchaser shall deliver to the Vendor the Warrants.

7.3 Joint Venture Agreement. The Parties shall execute and deliver the joint venture agreement respecting the Grouse Creek Project and the right of first refusal agreement respecting Lluvia de Oro.

7.4 Certificate of Representations and Warranties. Each Party shall deliver to the other a certificate signed by a senior officer of such Party certifying that at and as of the Closing Date the representations and warranties of such Party contained in this Agreement are true and correct as if made at the Closing except to the extent otherwise disclosed in the certificate.

7.5 Certificate of Performance of Covenants. Each Party shall deliver to the other a certificate signed by a senior officer of such Party certifying that all covenants, agreements and conditions required by this Agreement to be performed or complied with by such Party prior to or at Closing have been performed and complied with, except as otherwise disclosed in the certificate.

7.6               Opinions

                  (a) The Vendor shall deliver on the Closing Date to the Purchaser an opinion or opinions of its General Counsel subject to standard legal opinion qualifications, to the effect:

                  (i) that the Vendor is incorporated and subsisting under the laws of its jurisdiction of incorporation;

                  (ii) that the Vendor has the corporate power and capacity to enter into this Agreement and perform its obligations hereunder;

                  (iii) that this Agreement and each other agreement or instrument of transfer executed by it and delivered on the Closing Date has been duly authorized, executed and delivered by the Vendor and constitutes a legal, valid and binding obligation of the Vendor enforceable in accordance with its terms;

                  (iv) that the execution, delivery and fulfilment of the terms of this Agreement are not in contravention of any charter documents, by-laws or resolutions of the Vendor;

                  (v) that the Vendor has good and marketable title to the Purchased Assets subject to Permitted Encumbrances;

                  (b) The Purchaser shall deliver on the Closing Date to the Vendor an opinion of counsel to the effect that Great Lakes and the Purchaser is incorporated and subsisting under the laws of its jurisdiction of incorporation; that Great Lakes and the Purchaser has the corporate power and capacity to enter into this Agreement and perform its obligations hereunder; that this Agreement and each other agreement or instrument of transfer executed by it and delivered on the Closing Date has been duly authorized, executed and delivered by Great Lakes and the Purchaser and constitutes a legal, valid and binding obligation of Great Lakes and the Purchaser enforceable in accordance with its terms, subject to standard legal opinion qualifications and that the execution, delivery and fulfilment of the terms of this Agreement are not in contravention of any charter documents, by-laws or resolutions of the Vendor.

7.7 Additional Documents. On the Closing Date or as soon thereafter as is practicable, each of the Parties shall execute and deliver such further and additional documents as the other Parties or their counsel may reasonably request to give effect to the provisions of this Agreement.

                                   ARTICLE 8
                                   INDEMNITY

8.1 If the transactions contemplated by this Agreement are consummated, the Vendor shall indemnify and hold the Purchaser and Great Lakes, and their officers and directors harmless from, against and in respect of any loss, obligation, liability, damage, claim, action, suit, proceeding, deficiency or expense of every kind and nature, known or unknown, contingent or otherwise, including any and all out-of-pocket costs and including, without limitation, all legal and accounting fees relating to, arising from or in connection with:

                  (a) any misrepresentation or breach of any covenant, obligation, representation or warranty of the Vendor made in this Agreement or in any certificate or other document by the Vendor pursuant hereto;

                  (b) the assertion against the Purchaser or Great Lakes of any liability of the Vendor;

                  (c) the failure by the Vendor to discharge any liability of the Vendor;

                  (d) the following liabilities to the extent that any such liability was not incurred by the Vendor, acting prudently, in the ordinary course of acquiring, exploring, developing and constructing the Grouse Creek Project:

                            (i) any liability for federal, state, local or other taxes existing at the Closing Date or in respect of any reassessment therefor for any period prior to the Closing Date;

                            (ii) any liability which arose, accrued or was accruing on or prior to the Closing Date including any underfunding, assessment or reassessment, non-payment or non-fulfilment of obligations in connection with, related to or in respect of matters prior to the Closing Date, including, without limitation, respecting workers' compensation and other employee obligations;

                            (iii) any act or thing done or omitted to be done by the Vendor in relation to the exploration, construction and development of the Grouse Creek Project and in
                                       connection with the Purchased Assets
                                       prior to the Closing Date including,
                                       without limitation, relating to or
                                       arising out of any matter relating
                                       to the environment, including, without
                                       limitation, relating to or arising out
                                       of:

                                      (A)       the protection, clean-up,
                                                remediation, reclamation and
                                                eradication of the Grouse Creek
                                                Project including but not
                                                limited to obligations and
                                                liabilities arising out of or
                                                related to:

                                        (1)      the disturbance or
                                                  contamination of land or the
                                                  environment by exploration,
                                                  construction, development,
                                                  mining or processing
                                                  activities;

                                        (2)      any failure to comply with
                                                  governmental or regulatory
                                                  authorizations, licences,
                                                  permits and orders and all
                                                  non-governmental
                                                  prohibitions, covenants,
                                                  contracts and indemnities;

                                        (3)      any act or omission causing or
                                                  resulting in the spill,
                                                  discharge, leak, emission,
                                                  ejection, escape, dumping or
                                                  release of hazardous or toxic
                                                  substances, materials or
                                                  wastes as defined in any
                                                  federal, state or local law
                                                  or regulation;

                                        (4)      the long-term care and
                                                  monitoring of the Grouse
                                                  Creek Project, and the
                                                  posting and
                                          maintaining of bonds or other
                                          financial assurances required in
                                          connection therewith.

8.2 This indemnity shall survive the Closing and the purchase and sale contemplated herein.

                                   ARTICLE 9
                                     OPTION

9.1               Option to Increase Percentage Under Joint Venture Agreement.
The Purchaser shall have the right to elect at any time prior to the date which is 12 months following Commercial Production to increase its interest in the Grouse Creek Project to a maximum 30% undivided interest by paying to the Vendor an amount equal to (i) the percentage the Purchaser's participating interest is being increased multiplied by the Sunk Costs plus (ii) the percentage the Purchaser's participating interest is being increased multiplied by the Option Amount.

                                   ARTICLE 10
                                     COSTS

10.1 Except as otherwise expressly provided in this Agreement, all legal, tax and other costs and expenses incurred in connection with the preparation of this Agreement and the consummation of the transactions contemplated by it shall be paid by the Party incurring such expenses.

                                   ARTICLE 11
                                    GENERAL

11.1 Notice. Any notice (including any invoice, statement or request or other communication) herein required or permitted to be given by either party to the other shall be in writing in the English language and shall be delivered or sent by telex or facsimile transmissions or other means of prepaid recorded communication to the applicable address set forth below:

                  (a) in the case of the Purchaser and Great Lakes, to the following:

                                      320 Bay Street
                                      Suite 1600
                                      Toronto, Ontario
                                      M5H 4A6

                                      Attention:         President

                                      Telecopier:  (416) 864-1364

                            with a copy to:

                                      Holden Day Wilson
                                      Suite 2400, P.O. Box 52
                                      Toronto Dominion Bank Tower
                                      Toronto-Dominion Centre
                                      Toronto, Ontario
                                      M5K 1E7

                        Attention:         Paul M. Stein

                                      Telecopier:  (416) 361-1258


                  (b)       in the case of the Vendor, to the following:

                                      Hecla Mining Company
                                      6500 Mineral Drive
                                      Box C-8000
                                      Coeur d'Alene, Idaho
                                      83814-1931

                       Attention:         General Counsel

                                      Telecopier:  (208) 769-4159


Any notice delivered shall be deemed to have been validly and effectively given on the day of such delivery. If, however, the day of delivery is not a business day, notice shall be deemed to have been given and received on the next business day following such date. Any notice sent by telex or facsimile transmissions or other means of prepaid recorded communication shall be deemed to have been validly and effectively given on the business day next following the day on which it was sent. All payments shall be made to the Parties at such of the respective offices as the parties may respectively designate in writing.

11.2 Waiver. The failure of a Party in any one or more instances to insist upon strict performance of any of the terms of this Agreement or to exercise any right or privilege arising under it shall not preclude it from requiring by reasonable notice that any other Party duly perform its obligations or preclude it from exercising such a right or privilege under reasonable circumstances, nor shall waiver in any one instance of a breach be construed as an amendment to this Agreement or waiver of any later breach. No amendment to or waiver of any provision of this Agreement shall be effective unless embodied in writing duly signed by a duly authorized representative of each Party.

11.3 Severability. If any of the terms or conditions set forth in this Agreement are not enforceable, in whole or in part, the remaining terms and conditions hereof may be enforced by the parties notwithstanding the unenforceable term or condition. Any term or condition not enforceable in part may be enforced to the extent that it is valid and enforceable. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise hereof or the exercise of any right, power or privilege hereunder.

11.4 Assignment. Neither this Agreement nor any of the rights and obligations of a Party hereunder may be assigned by such Party in whole or in part without the prior written consent of the other Party, which consent may not be withheld unreasonably. This Agreement shall enure to the benefit of and be binding upon the Parties hereto and their respective successors and permitted assigns.

11.5 Further Assurances. The Parties agree that they and each of them will execute all documents and do all acts and things as may be necessary or desirable within their respective powers to carry out and give effect to the true intents and purposes of this

Agreement including the execution after the Closing Date of such further assignments, conveyances or assurances in law as the Purchaser deems necessary or desirable to vest, perfect, confirm or record in the Purchaser the title or other appropriate right to any of the Purchased Assets or to perfect the completion of any of the transactions referred to in this Agreement.

11.6              Time of Essence.  Time is of the essence of this Agreement.

11.7 Counterparts. This Agreement may be executed in one or more counterparts each of which, when so executed, shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

                  IN WITNESS WHEREOF the Parties hereto have duly executed this Agreement effective as of the date first above written.


                             HECLA MINING COMPANY


                             Per: /s/ Michael B. White

                                 Michael B. White,
                                 Vice-President - General Counsel


                             GREAT LAKES IDAHO INC.


                             Per:    /s/ Nicholas Tintor


                                     /s/ John D. McBride


                             GREAT LAKES MINERALS INC.


                             Per:    /s/ Nicholas Tintor


                                     /s/ John D. McBride